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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated February 23, 2001 of Option Care, Inc. and subsidiaries for the registration of 3,500,000 shares of its common stock, which appears in Option Care's Registration Statement (Form S-3 No. 333-65918). We also consent to the references to us under the captions "Selected consolidated financial and operating data" and "Experts" in the Registration Statement (Form S-3 No. 333-65918).

Chicago, Illinois October 11, 2001	/s/ ERNST & YOUNG LLP Ernst & Young LLP

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS